UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Two Liberty Place

50 S. 16th Street, Suite 3575

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the "Board") of Independence Realty Trust, Inc. ("IRT"), on June 13, 2017 the Board increased the size of the Board from six directors to seven directors, elected Melinda H. McClure to serve on the Board and determined that Ms. McClure was an independent director in accordance with all relevant standards set forth in IRT’s corporate governance guidelines. Ms. McClure filled the vacancy on the board created by the increase in the size of the Board.

There is no arrangement pursuant to which Ms. McClure was selected as a director and there have been no transactions regarding Ms. McClure that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. McClure was not named to any committees of the Board. Effective upon election, Ms. McClure became eligible to receive the standard compensation provided by IRT to its other non-employee directors, as most recently disclosed in IRT’s proxy statement for its 2017 annual meeting of stockholders. Ms. McClure entered into the standard indemnification agreement with IRT which IRT offers to its executive officers and directors. Such indemnification agreement was substantially identical to the Indemnification Agreement incorporated by reference to Exhibit 10.7.2 to IRT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-36041).

Melinda H. McClure, age 49, has served from 2006 to the present as the principal shareholder and Managing Principal of Democracy Funding LLC, a registered broker-dealer focused on providing capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation as well as to private sector financial services and real estate companies. Ms. McClure served as a Managing Principal of Freedom Capital Investment Management, an alternative asset investment manager from 2013 to 2016.  Freedom Capital was a business development corporation with a primary focus of lending to middle market American companies.  Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. from its inception in 2005 to its sale to United Bank in 2016.  While a director of the Bank of Georgetown she served as the chairman of the strategic planning committee, and as a member of the compensation committee.  Ms. McClure served in numerous positions at FBR & Co, an investment bank, from 1991 to 2006 including, as senior managing director of investment banking where she focused on providing capital markets and advisory services to middle market financial services and real estate companies.  She earned her Bachelor of Arts Degree from the University of Richmond and holds Series 7, 24 and 63 licenses from FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Realty Trust, Inc.

Date: June 19, 2017	By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer and Treasurer